Exhibit 5.1

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

1285 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10019-6064

TELEPHONE (212) 373-3000

LLOYD K. GARRISON (1946-1991)
RANDOLPH E. PAUL (1946-1956)
SIMON H. RIFKIND (1950-1995)
LOUIS S. WEISS (1927-1950)
JOHN F. WHARTON (1927-1977)

WRITER'S DIRECT DIAL NUMBER

(212) 373-3124

WRITER'S DIRECT FACSIMILE

(212) 492-0124

WRITER'S DIRECT E-MAIL ADDRESS

dhuntington@paulweiss.com

UNIT 5201, FORTUNE FINANCIAL CENTER
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CHAOYANG DISTRICT, BEIJING 100020, CHINA
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SUITES 3601 – 3606 & 3610
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THE LANDMARK
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ALDER CASTLE
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TELEPHONE (44 20) 7367 1600

FUKOKU SEIMEI BUILDING
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TELEPHONE (81-3) 3597-8101

TORONTO-DOMINION CENTRE
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2001 K STREET, NW
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MATTHEW W. ABBOTT
EDWARD T. ACKERMAN
JACOB A. ADLERSTEIN
JUSTIN ANDERSON
ALLAN J. ARFFA
JONATHAN H. ASHTOR
ROBERT A. ATKINS
SCOTT A. BARSHAY
PAUL M. BASTA
J. STEVEN BAUGHMAN
LYNN B. BAYARD
CRAIG A. BENSON
JOSEPH J. BIAL
BRUCE BIRENBOIM
H. CHRISTOPHER BOEHNING
BRIAN BOLIN
ANGELO BONVINO
ROBERT A. BRITTON
DAVID W. BROWN
WALTER BROWN*+
SUSANNA M. BUERGEL
JESSICA S. CAREY
DAVID CARMONA
GEOFFREY R. CHEPIGA
ELLEN N. CHING
WILLIAM A. CLAREMAN
LEWIS R. CLAYTON
YAHONNES CLEARY
JAY COHEN
KELLEY A. CORNISH
CHRISTOPHER J. CUMMINGS
THOMAS V. DE LA BASTIDE III
MEREDITH DEARBORN*+
ARIEL J. DECKELBAUM
KAREN L. DUNN
ALICE BELISLE EATON
ANDREW J. EHRLICH
GREGORY A. EZRING
ROSS A. FIELDSTON
ANDREW C. FINCH
BRAD J. FINKELSTEIN
BRIAN P. FINNEGAN
ROBERTO FINZI
PETER E. FISCH
HARRIS FISCHMAN
ANDREW J. FOLEY
VICTORIA S. FORRESTER
HARRIS B. FREIDUS
CHRISTOPHER D. FREY
MANUEL S. FREY
ANDREW L. GAINES
KENNETH A. GALLO
MICHAEL E. GERTZMAN
ADAM M. GIVERTZ
SALVATORE GOGLIORMELLA
NEIL GOLDMAN
MATTHEW B. GOLDSTEIN
ROBERTO J. GONZALEZ*
CATHERINE L. GOODALL
CHARLES H. GOOGE, JR.
ANDREW G. GORDON
BRIAN S. GRIEVE
UDI GROFMAN
NICHOLAS GROOMBRIDGE
BRUCE A. GUTENPLAN
MELINDA HAAG*
ALAN S. HALPERIN
CLAUDIA HAMMERMAN
BRIAN S. HERMANN
JOSHUA HILL
MICHELE HIRSHMAN
JARRETT R. HOFFMAN
ROBERT E. HOLO
DAVID S. HUNTINGTON
AMRAN HUSSEIN
LORETTA A. IPPOLITO
WILLIAM A. ISAACSON*
JAREN JANGHORBANI
BRIAN M. JANSON
JEH C. JOHNSON
BRAD S. KARP
PATRICK N. KARSNITZ
JOHN C. KENNEDY
BRIAN KIM
KYLE J. KIMPLER
ALEXIA D. KORBERG
ALAN W. KORNBERG
DANIEL J. KRAMER
BRIAN KRAUSE
CAITH KUSHNER
DAVID K. LAKHDHIR
GREGORY F. LAUFER
BRIAN C. LAVIN
XIAOYU GREG LIU
RANDY LUSKEY*+
LORETTA E. LYNCH
JEFFREY D. MARELL
MARCO V. MASOTTI
DAVID W. MAYO
ELIZABETH R. MCCOLM
JEAN M. MCLOUGHLIN
ALVARO MEMBRILLERA
MARK F. MENDELSOHN
CLAUDINE MEREDITH-GOUJON
WILLIAM B. MICHAEL
JUDIE NG SHORTELL*
CATHERINE NYARADY
JANE B. O'BRIEN
BRAD R. OKUN
LINDSAY B. PARKS
ANDREW M. PARLEN
DANIELLE C. PENHALL
CHARLES J. PESANT
JESSICA E. PHILLIPS*
AUSTIN POLLET*+
VALERIE E. RADWANER
JEFFREY J. RECHER
CARL L. REISNER
LORIN L. REISNER
JEANNIE S. RHEE*
WALTER G. RICCIARDI
RICHARD A. ROSEN
ANDREW N. ROSENBERG
JUSTIN ROSENBERG
JACQUELINE P. RUBIN
CHARLES F. "RICK" RULE*
RAPHAEL M. RUSSO
ELIZABETH M. SACKSTEDER
JEFFREY D. SAFERSTEIN
JEFFREY B. SAMUELS
KENNETH M. SCHNEIDER
ROBERT B. SCHUMER
JOHN M. SCOTT
BRIAN SCRIVANI
KYLE T. SEIFRIED
KANNON K. SHANMUGAM*
CULLEN L. SINCLAIR
AUDRA J. SOLOWAY
SCOTT M. SONTAG
SARAH STASNY
TARUN M. STEWART
ERIC ALAN STONE
AIDAN SYNNOTT
BRETTE TANNENBAUM
RICHARD C. TARLOWE
DAVID TARR
MONICA K. THURMOND
DANIEL J. TOAL
LAURA C. TURANO
CONRAD VAN LOGGERENBERG
KRISHNA VEERARAGHAVAN
JEREMY M. VEIT
LIZA M. VELAZQUEZ
MICHAEL VOGEL
RAMY J. WAHBEH
JOHN WEBER
LAWRENCE G. WEE
THEODORE V. WELLS, JR.
LINDSEY L. WIERSMA
STEVEN J. WILLIAMS
LAWRENCE I. WITDORCHIC
AUSTIN WITT
MARK B. WLAZLO
ADAM WOLLSTEIN
JULIA TARVER MASON WOOD
JENNIFER H. WU
BETTY YAP*
JORDAN E. YARETT
KAYE N. YOSHINO
TONG YU
TRACEY A. ZACCONE
TAURIE M. ZEITZER
T. ROBERT ZOCHOWSKI, JR.

*NOT ADMITTED TO THE NEW YORK BAR
+ADMITTED ONLY TO THE CALIFORNIA BAR

January 20, 2022

Bowlero Corp.

7313 Bell Creek Road

Mechanicsville, Virginia 23111

Re:	Bowlero Corp. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Bowlero Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Securities Act of:

(i)	up to 7,296,793 shares (the “Primary Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), that may be offered by the Company upon the exercise of warrants to purchase shares of Class A Common Stock (“Warrants”),

(ii)	up to 94,553,926 shares (the “Secondary Shares”) of Class A Common Stock that may be offered by certain securityholders of the Company identified in the Registration Statement (the “Selling Securityholders”),

(iii)	up to 17,189,943 shares of Class A Common Stock (the “Preferred Conversion Shares”) issuable upon the conversion of shares of the Company’s Class A Preferred Stock, up to 9,874,924 shares of Class A Common Stock issuable upon the settlement of restricted stock units and up to 7,254 shares of Class A Common Stock issuable to one of our officers upon forfeiture of certain shares of Class A Common Stock (collectively, the “RSU Shares”), 10,860,370 shares of Class A Common Stock issuable upon exercise of stock options held by affiliates (the “Class A Option Shares”) and up to 84,469,980 shares of Class A Common Stock (the “Class B Conversion Shares”) issuable upon the conversion of shares of the Company’s Class B common stock, par value $0.0001 per share) that may be offered by the Selling Securityholders, and

(iv)	up to 7,296,793 Warrants that may be offered by the Selling Securityholders.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.	the Registration Statement;

2.	the warrant agreement, dated March 2, 2021 (the “Warrant Agreement”), by and between Continental Stock Transfer & Trust Company and Isos Acquisition Corporation; and

3.	the Certificate of Designations of Series A convertible preferred stock, dated December 15, 2021 (the “Certificate of Designations”).

In addition, we have examined (i) such corporate records of the Company as we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company, certified by the Company as in effect on the date of this letter and copies of resolutions of the board of directors of the Company relating to the issuance of the Primary Shares, Secondary Shares and the Warrants, certified by the Company and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. The Primary Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued upon exercise of Warrants, and upon payment and delivery in accordance with the Warrant Agreement, will be validly issued, fully paid and non-assessable.

2. The Secondary Shares have been duly authorized by all necessary corporate action on the part of the Company and have been validly issued and are fully paid and non-assessable.

3. The Preferred Conversion Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for in accordance with the Certificate of Designations, will be validly issued, fully paid and non-assessable.

4. The RSU Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered, will be validly issued, fully paid and non-assessable.

5. The Class A Option Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered, will be validly issued, fully paid and non-assessable.

6. The Class B Conversion Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for in accordance with the Company’s certificate of incorporation, will be validly issued, fully paid and non-assessable.

7. The Warrants constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that (i) the enforceability of the Warrants may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, possible judicial action and general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) we express no opinion as to the validity, legally binding effect or enforceability of the second proviso in Section 4.4 of the Warrant Agreement or any related provision in the Warrants that requires or relates to adjustments to the conversion rate in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture.

The opinion expressed above is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or the Rules.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP